EXHIBIT 12.1
                                GALEY LORD, INC.


                 CALCULATION OF EARNINGS TO FIXED CHARGES RATIO


                            (Dollars in Thousands)



                                                                                                         3 Months       3 Months
                                                                                                           Ended         Ended
                                                                                                       December 28,   December 27,
                                         1993         1994         1995         1996         1997          1996           1997
                                     ------------ ------------ ------------ ------------ ------------ -------------- -------------
Earnings:
  Earnings before income taxes .....   $ 21,425     $ 30,689     $  8,742     $ 15,460     $ 22,027      $ 5,737        $ (636)
  Fixed charges ....................      7,198        9,109       14,070       13,012       14,159        3,505         4,027
                                       --------     --------     --------     --------     --------      -------        ------
   Earnings as adjusted (A) ........   $ 28,623     $ 39,798     $ 22,812     $ 28,472     $ 36,186      $ 9,242        $3,391
                                       ========     ========     ========     ========     ========      =======        ======
Fixed Charges:
  Interest expense .................   $  6,465     $  8,276     $ 13,103     $ 11,579     $ 12,326      $ 3,052        $3,500
  Interest component of rent
   expense (Note 1) ................        733          833          967        1,433        1,833          453           527
                                       --------     --------     --------     --------     --------      -------        ------
   Fixed charges as
     adjusted (B) ..................   $  7,198     $  9,109     $ 14,070     $ 13,012     $ 14,159      $ 3,505        $4,027
                                       ========     ========     ========     ========     ========      =======        ======
Ratio of earnings to fixed
  charges (A) divided by (B) .......        3.98         4.37         1.62         2.19         2.56         2.64            *
                                       =========    =========    =========    =========    =========     ========       ======


                                         1993         1994         1995
                                     ------------ ------------ ------------
Earnings:
  Earnings before income taxes .....   $ 26,586     $ 34,184     $ 25,604
  Fixed charges ....................     33,209       29,020       30,110
                                       --------     --------     --------
   Earnings as adjusted (A) ........   $ 59,795     $ 63,204     $ 55,714
                                       ========     ========     ========
Fixed Charges:
  Interest expense .................   $ 31,957     $ 27,625     $ 28,732
  Interest component of rent
   expense (Note 1) ................      1,252        1,395        1,378
                                       --------     --------     --------
   Fixed charges as
    adjusted (B) ...................   $ 33,209     $ 29,020     $ 30,110
                                       ========     ========     ========
Ratio of earnings to fixed
  charges (A) divided by (B) .......        1.80         2.18         1.85
                                       =========    =========    =========



                                                                   6 Months       6 Months
                                                                     Ended         Ended
                                                                 December 31,   December 31,
                                         1996          1997          1996           1997
                                     ------------ ------------- -------------- -------------
Earnings:
  Earnings before income taxes .....   $  1,180     $ (24,290)     ($ 2,162)     $ (10,038)
  Fixed charges ....................     20,187        18,827         9,824          9,363
                                       --------     ---------       -------      ---------
   Earnings as adjusted (A) ........   $ 21,367     $  (5,463)      $ 7,662      $    (675)
                                       ========     =========       =======      =========
Fixed Charges:
  Interest expense .................   $ 18,737     $  17,413       $ 9,122      $   8,693
  Interest component of rent
   expense (Note 1) ................      1,450         1,414           702            670
                                       --------     ---------       -------      ---------
   Fixed charges as
    adjusted (B) ...................   $ 20,187     $  18,827       $ 9,824      $   9,363
                                       ========     =========       =======      =========
Ratio of earnings to fixed
  charges (A) divided by (B) .......        1.06            *             *              *
                                       =========    =========       =======      =========

----------
Note 1: Approximately one-third of rent expense which management believes is representative of the interest component.

     * Computation of ratio is less than one indicating that earnings are insufficient to cover fixed charges.

                                GALEY LORD, INC.


                 CALCULATION OF EARNINGS TO FIXED CHARGES RATIO


                            (Dollars in Thousands)



                                              Galey &      Acquired                 Galey &     Acquired
                                               Lord        Business    Pro Forma     Lord       Business     Pro Forma
                                           ------------ ------------- ----------- ---------- ------------- ------------
Earnings:
 Earnings before income taxes ............   $ 22,027     $ (24,290)   $ (9,086)    $ (636)    $ (14,635)    $ (4,799)
 Fixed charges ...........................     14,159        18,827      61,743      4,027         4,621       16,380
                                             --------     ---------    --------     ------     ---------     --------
   Earnings as adjusted (A) ..............   $ 36,186     $  (5,463)   $ 52,657     $3,391     $ (10,014)    $ 11,581
                                             ========     =========    ========     ======     =========     ========
Fixed Charges:
 Interest expense ........................   $ 12,326     $  17,413    $ 58,815     $3,500     $   4,269     $ 15,591
 Interest component of rent expense
   (Note 1) ..............................      1,833         1,414       2,928        527           352          789
                                             --------     ---------    --------     ------     ---------     --------
   Fixed charges as adjusted (B) .........   $ 14,159     $  18,827    $ 61,743     $4,027     $   4,621     $ 16,380
                                             ========     =========    ========     ======     =========     ========
Ratio of earnings to fixed charges (A)
 divided by (B) ..........................        2.56            *           *        0.84            *            *
                                             =========    =========    ========     =======    =========     ========

----------
Note 1: Approximately one-third of rent expense which management believes is representative of the interest component.

    * Computation of ratio is less than one indicating that earnings are insufficient to cover fixed charges.